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                                EXHIBIT (23)(j)
                                ---------------
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         CONSENT OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION


     We hereby consent to the use of our name and to the description of our opinion letter under the captions "Summary Information" and "Merger -- Fairness Opinions of Financial Advisors" in, and the inclusion of such opinion letter as Appendix C to the Joint Proxy Statement/Prospectus which is part of the Registration Statement on Form S-4 of Boatmen's Bancshares, Inc. to which this consent is an exhibit. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that may come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                 DONALDSON, LUFKIN & JENRETTE
                                   SECURITIES CORPORATION


                                 By: /s/ Thomas J. MacDermott
                                     Thomas J. MacDermott
                                     Senior Vice President


New York, New York
November 7, 1995